Exhibit 99.2

First BanCorp Announces Proposed Exchange Offer

SAN JUAN, Puerto Rico--(BUSINESS WIRE)--February 1, 2010--First BanCorp (the “Corporation”) (NYSE:FBP) announced today that it is planning to conduct an exchange offer under which it will be offering to exchange newly issued shares of common stock for the issued and outstanding shares of publicly held Series A through E Noncumulative Perpetual Monthly Income Preferred Stock ("Preferred Stock"), subject to any necessary proration. The exchange offer will be conducted to improve its capital structure given the current economic conditions in the markets in which it operates and the evolving regulatory environment. Through the exchange offer First BanCorp seeks to improve its Tier 1 common equity ratio. The Corporation expects to file a registration statement for the exchange offer after it files its annual report on Form 10-K for fiscal year 2009 with the Securities and Exchange Commission in March 2010. Completion of the exchange offer will be subject to certain conditions, including the approval by stockholders of the issuance of shares of the common stock pursuant to the exchange.

This does not constitute an offer of any securities for sale. Holders of the Preferred Stock should read the registration statement for the exchange offer when it is filed as it will contain important information about the exchange offer. The registration statement will be available for free on the Securities and Exchange Commission’s website, www.sec.gov, and the prospectus included in the registration statement will be available for free from the Corporation.

About First BanCorp

First BanCorp is the parent corporation of FirstBank Puerto Rico, a state-chartered commercial bank with operations in Puerto Rico, the Virgin Islands and Florida, and of FirstBank Insurance Agency. First BanCorp and FirstBank Puerto Rico all operate within U.S. banking laws and regulations. The Corporation operates a total of 186 branches, stand-alone offices and in-branch service centers throughout Puerto Rico, the U.S. and British Virgin Islands, and Florida. Among the subsidiaries of FirstBank Puerto Rico are First Federal Finance Corp., a small loan company; First Leasing and Rental Corp., a leasing company; FirstBank Puerto Rico Securities, a broker-dealer subsidiary; First Management of Puerto Rico; and FirstMortgage, Inc., a mortgage origination company. In the U.S. Virgin Islands, FirstBank operates First Insurance VI, an insurance agency, and First Express, a small loan company. First BanCorp’s common and publicly-held preferred shares trade on the New York Stock Exchange under the symbols FBP, FBPPrA, FBPPrB, FBPPrC, FBPPrD and FBPPrE. Additional information about First BanCorp may be found at www.firstbankpr.com.

Safe Harbor

This press release may contain “forward-looking statements” concerning the Corporation’s future economic performance. The words or phrases “expect,” “anticipate,” “look forward,” “should,” “believes” and similar expressions are meant to identify “forward-looking statements” within the meaning of Section 27A of the Private Securities Litigation Reform Act of 1995, and are subject to the safe harbor created by such section. The Corporation wishes to caution readers not to place undue reliance on any such “forward-looking statements,” which speak only as of the date made, and to advise readers that various factors, including, but not limited to, the ability to complete the exchange offer; the strength or weakness of the real estate markets and of the consumer and commercial credit sectors and its impact on the credit quality of the Corporation’s loans and other assets, including the Corporation’s construction and commercial real estate loan portfolios, which have contributed and may continue to contribute, among other things, to the increase in the levels of non-performing assets, charge-offs and the provision expense; adverse changes in general economic conditions in the United States and Puerto Rico, including the interest rate scenario, market liquidity, housing absorption rates and real estate prices, and disruptions in the U.S. capital markets, which may reduce interest margins, impact funding sources and affect demand for all of the Corporation’s products and services and the value of the Corporation’s assets, including the value of derivative instruments used for protection from interest rate fluctuations; an adverse change in the Corporation’s ability to attract new clients and retain existing ones; a decrease in demand for the Corporation’s products and services and lower revenues and earnings because of the continued recession in Puerto Rico and the current fiscal problems and budget deficit of the Puerto Rico government; uncertainty about the legislative and other measures adopted by the Puerto Rico government in response to its fiscal deficit situation and the impact of such measures on several sectors of the Puerto Rico economy; uncertainty about the effectiveness of the various actions undertaken to stimulate the United States economy and stabilize the United States financial markets, and the impact such actions may have on the Corporation's business, financial condition and results of operations; changes in the fiscal and monetary policies and regulations of the federal government, including those determined by the Federal Reserve System, the Federal Deposit Insurance Corporation, government-sponsored housing agencies and local regulators agencies in Puerto Rico and the U.S. and British Virgin Islands; risks of not being able to generate sufficient income to realize the benefit of the deferred tax asset; risks of not being able to recover the assets pledged to Lehman Brothers Special Financing, Inc.; risks associated with the soundness of other financial institutions; changes in the Corporation’s expenses associated with acquisitions and dispositions; developments in technology; the impact of Doral Financial Corporation’s financial condition on the repayment of its outstanding secured loans to the Corporation; the Corporation’s ability to issue brokered certificates of deposit and fund operations; risks associated with downgrades in the credit ratings of the Corporation’s securities; general competitive factors and industry consolidation; risks associated with regulatory and legislative changes for financial services companies in Puerto Rico, the United States, and the U.S. and British Virgin Islands, which could affect the Corporation’s financial performance and could cause the Corporation’s actual results for future periods to differ materially from those anticipated or projected; and the risk that the FDIC may further increase the deposit insurance premium and/or require special assessments to replenish its insurance fund, causing an increase in our non-interest expenses. The Corporation does not undertake, and specifically disclaims any obligation, to update any “forward-looking statements” to reflect occurrences or unanticipated events or circumstances after the date of such statements.

CONTACT:
First BanCorp
Alan Cohen, Senior Vice President, Marketing and Public Relations, 787-729-8256
alan.cohen@firstbankpr.com